Oppenheimer Quest Growth & Income Value Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/30/91          0.0400         0.0000              10.340
  03/31/92               0.0600         0.0000              10.280
  06/30/92               0.0850         0.0000              10.590
  09/30/92              0.0900          0.0000              10.800
  12/18/92               0.0600         0.3330              10.680
  12/31/92               0.0090         0.0000              10.650
  03/31/93               0.0600         0.0000              10.860
  06/30/93               0.0650         0.0000              11.010
  09/30/93               0.0700         0.0000              11.050
  12/13/93              0.0000          1.6991               9.900
  12/31/93               0.1113         0.0000               9.870
  03/31/94               0.0591         0.0000               9.590
  06/30/94               0.0788         0.0000               9.750
  09/30/94               0.0701         0.0000               9.980
  12/05/94               0.0000         0.4215               9.400
  12/30/94               0.0826         0.0000               9.270
  03/31/95              0.0998          0.0000               9.910
  06/30/95               0.0694         0.0000              10.830
  09/29/95               0.0370         0.0000              11.330


Class B Shares
  09/30/93               0.0700         0.0000              11.050
  12/13/93              0.0000          1.6991               9.880
  12/31/93               0.1011         0.0000               9.850
  03/31/94               0.0397         0.0000               9.580
  06/30/94               0.0657         0.0000               9.740
  09/30/94               0.0586         0.0000               9.960
  12/05/94               0.0000         0.4215               9.380
  12/30/94               0.0706         0.0000               9.250
  03/31/95              0.0910          0.0000               9.890
  06/30/95               0.0571         0.0000              10.800
  09/29/95               0.0236         0.0000              11.300

Class C Shares
  09/30/93               0.0700         0.0000              11.050
  12/13/93              0.0000          1.6991               9.880
  12/31/93               0.0952         0.0000               9.860
  03/31/94               0.0429         0.0000               9.590
  06/30/94               0.0653         0.0000               9.750
  09/30/94               0.0571         0.0000               9.980
  12/05/94               0.0000         0.4215               9.380
  12/30/94               0.0544         0.0000               9.260
  03/31/95              0.0872          0.0000               9.900
  06/30/95               0.0501         0.0000              10.810
  09/29/95               0.0174         0.0000              11.310

Oppenheimer Quest Growth & Income Value Fund
Page 2



1.  Average Annual Total Returns for the Periods Ended 10/31/95:

   The formula for calculating average annual total return is as follows:

         1                      ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000



Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                          Inception

  $1,096.62 1                  $1,451.60 .2500
 (---------)  - 1 = 9.66%          (---------)   - 1 = 9.76%
   $1,000                       $1,000



Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

  One Year                           Inception

  $1,106.55 1                        $1,229.65 .4615
 (---------)  - 1 = 10.66%          (---------)  - 1  = 10.01%
   $1,000                             $1,000



Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                          Inception

  $1,143.77 1                  $1,255.14 .4615
 (---------)  - 1 = 14.38%         (---------)   - 1 = 11.06%
   $1,000                       $1,000






Oppenheimer Quest Growth & Income Value Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 10/31/95 (continued):

Examples at NAV:

Class A Shares

  One Year                             Inception

  $1,163.53 1                     $1,540.12 .2500
 (---------)  - 1 = 16.35%            (---------)   - 1 = 11.40%
   $1,000                               $1,000

Class B Shares

  One Year                              Inception

  $1,156.55 1                        $1,258.76 .4615
 (---------)   - 1 = 15.66%            (---------)   - 1 = 11.21%
   $1,000                                $1,000

Class C Shares

  One Year                             Inception

  $1,153.76 1                     $1,255.14 .4615
 (---------)  - 1 = 5.38%             (---------)   - 1 = 11.06%
   $1,000                               $1,000

2.  Cumulative Total Returns for the Periods Ended 10/31/95:

    The formula for calculating cumulative total return is as follows:

      (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                       Inception

    $1,096.62 - $1,000                  $1,451.60 - $1,000
    ------------------  = 9.66%         ------------------  = 45.16%
       $1,000                           $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

    One Year                              Inception

    $1,106.55 - $1,000                    $1,229.65 - $1,000
    ------------------  = 10.66%          ------------------   = 22.97%
       $1,000                                  $1,000

Oppenheimer Quest Growth & Income Value Fund
Page 4


2.  Cumulative Total Returns for the Periods Ended 10/31/95 (Continued):


Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

    One Year                       Inception

    $1,143.77 - $1,000                  $1,255.14 - $1,000
    ------------------  = 14.38%        ------------------  = 25.51%
       $1,000                           $1,000



Examples at NAV:

Class A Shares

    One Year                       Inception

    $1,163.53 - $1,000                  $1,540.12 - $1,000
    ------------------  = 16.35%        ------------------  = 54.01%
         $1,000                                $1,000


Class B Shares

    One Year                              Inception

    $1,156.55 - $1,000                     $1,258.76 - $1,000
    ------------------  = 15.66%          ------------------   = 25.88%
         $1,000                                   $1,000


Class C Shares

    One Year                       Inception

    $1,153.76 - $1,000                  $1,255.14 - $1,000
    ------------------  = 15.38%        ------------------  = 25.51%
         $1,000                                $1,000